Exhibit 99.2

For Immediate Release

PULSE ELECTRONICS ANNOUNCES WITHDRAWAL OF FORM 15 – DEREGISTRATION
WITH THE SECURITIES AND EXCHANGE COMMISSION

SAN DIEGO, February 23, 2015 – Pulse Electronics Corporation (OTC: PULS), a leading provider of electronic components, today announced that it has filed an Amended Form 15 with the Securities and Exchange Commission (the "Commission") withdrawing the earlier Form 15s filed with the Commission on October 16, 2014 and December 29, 2014.  The earlier Form 15s were filed to deregister the common stock of the company and to suspend the company's filing obligations under the Securities Exchange Act of 1934.  At the time of the filing of the earlier Form 15s, the company believed it had less than 300 holders of record based on information received from its transfer agent; however, based on the review of newly available information, the company now believes there were in excess of 300 holders of record of common stock at the time of the filing of the earlier Form 15s.  Therefore, on February 23, 2015, the company filed Amendment No. 1 to the earlier Form 15 filings with the Commission to withdraw the earlier Form 15 filings. Accordingly, the company is resuming compliance with the applicable reporting requirements of the Securities Exchange Act of 1934. The company was not required to file any reports with the Commission from the time its reporting obligations ceased through the filing date of the Amended Form 15.

The company’s common stock is traded on  the OTC Markets under the symbol PULS.  The OTC Markets is an electronic network through which participating broker-dealers can make markets and enter orders to buy and sell shares of issuers. The company cannot provide any assurance that trading in its common stock will continue on the OTC Markets or otherwise. Cessation of such trading could negatively impact market prices for the common stock and make it more difficult for shareholders to sell their shares of common stock.  The common stock remains delisted from the NYSE, and the filing of the Amended Form 15 has no effect on such delisting.

About Pulse Electronics Corporation

Pulse Electronics is a leading electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production.  The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, and MoCA. Visit the Pulse Electronics website at www.pulseelectronics.com.

FORWARD-LOOKING STATEMENTS

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “increase,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, the company’s ability to deliver long term shareholder value or cause the company’s common stock to trade on the OTC or the Pink Sheets or any other market. These and other factors or risks that could cause the company’s actual results to differ materially from the results are more fully described in its annual report, quarterly reports or other filings with the Commission, which are available through its website at www.pulseelectronics.com. Other unknown or unpredictable factors could also affect the company’s business, financial condition and results. There can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause the company’s views to change. The company specifically disclaims any obligation to update any forward looking statements except as may be required by law.

Copyright © 2015 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

Contact:
Jim Butler
Sr. Director of Finance and Treasurer
858-674-8183
jbutler@pulseelectronics.com